Exhibit 99.1

PRESS RELEASE	CONTACT: Jill Swartz
For Immediate Release	(949) 833-8252 Ext. 123
js@tnpre.com
TNP Strategic Retail Trust Authorizes
Acquisition of Waianae Mall
IRVINE, Calif., (February 17, 2010) — TNP Strategic Retail Trust, Inc. (the “Company”) announced today that its board of directors authorized the Company to pursue the acquisition of the Waianae Mall, a multi-tenant retail center, consisting of 11 buildings and approximately 170,275 square feet, located in Honolulu, Hawaii. An affiliate of Thompson National Properties, LLC, the Company’s sponsor, has entered into a purchase agreement to acquire the Waianae Mall for an aggregate purchase price of approximately $25.7 million, including the assumption of existing debt on the property. The assignment of the purchase agreement to the Company and the closing of the acquisition are subject to substantial conditions, including, among other things, servicer approval of the assumption by the Company of the existing debt on the property and sufficient available funds to finance the acquisition.
Steve Corea, Thompson National Properties’ Senior Vice President of Acquisitions, said, “We are pleased to have the Waianae Mall under contract. The property fits squarely into the Company’s investment objectives, as the property is anchored by a Long’s Drug Store and features nationally recognized retailers such as Starbucks, Pizza Hut ®, SUBWAY ®, RadioShack ®, Payless ShoeSource, Jamba Juice ®, Goodyear and Fantastic Sams ®.”
About TNP Strategic Retail Trust, Inc.
TNP Strategic Retail Trust, Inc. is a corporation formed to invest in retail properties located primarily in the Western United States and real estate related assets, including the investment in or origination of mortgage, mezzanine, bridge and other loans related to commercial real estate.
About Thompson National Properties, LLC
As of February 17, 2010, Thompson National Properties manages 127 properties comprising more than 17.2 million square feet of Class A and B office, retail and industrial properties in 31 states, all assembled since November 2008. For more information regarding Thompson National Properties, please visit www.tnpre.com.
Forward-looking statements
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as more-more-more-more
Thompson National Properties, LLC
1900 Main Street, Suite 700 • Irvine, CA 92614 • T: (949) 833-8252 F: (949) 252-0212
www.tnpre.com

“anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: failure to obtain servicer approval for the Company’s assumption of the loan on the property; failure to sell a sufficient number of shares of the Company’s common stock in its public offering to fund the cash required to acquire the property; a material adverse change in the property prior to the acquisition; failure to satisfy other closing conditions to the purchase agreement; volatility in the debt or equity markets affecting the Company’s ability to acquire or sell real estate assets; national and local economic and business conditions; the Company’s ability to maintain sufficient liquidity and access capital markets; and the performance of real estate assets after they are acquired. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The Company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Company’s expectations.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.
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Thompson National Properties, LLC
1900 Main Street, Suite 700 • Irvine, CA 92614 • T: (949) 833-8252 F: (949) 252-0212
www.tnpre.com